Exhibit (21)
LIST OF SUBSIDIARIES (States of Formation)

100% Owned Subsidiaries of EastGroup Properties, Inc. (Maryland)

EastGroup Properties General Partners, Inc. (Delaware)
EastGroup Properties Holdings, Inc. (Delaware)
EastGroup TRS, Inc. (Delaware)

Partnerships and LLC’s with Partners and Members Indented:

EastGroup Properties, LP (Delaware)
   99% EastGroup Properties Holdings, Inc.
     1% EastGroup Properties General Partners, Inc.
EastGroup Property Services, LLC (Delaware)
  100% EastGroup Properties, LP
EastGroup Property Services of Florida, LLC (Delaware)
                  100% EastGroup Property Services, LLC
EastGroup Jacksonville, LLC (Delaware)
  100% EastGroup Properties, LP
EastGroup Kearn Creek, LLC (Delaware)
  100% EastGroup Properties, LP
55 Castilian, LLC (Delaware)
   80% EastGroup Properties, LP
   20% BDC Castilian, LLC
Sample I-95 Associates (Florida)
   99% EastGroup Properties, LP
     1% EastGroup Properties General Partners, Inc.
University Business Center Associates (California)
   80% Profit interest EastGroup Properties, LP
   49% Capital interest EastGroup Properties, LP
   31% Capital interest EastGroup Properties, Inc.
   20% JCB Limited

65